UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    January 6, 2012

China CGame, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Research Building, No.801 Wuzhong Road, Changzhou Science and Education Industrial Park Wujin District, Changzhou, Jiangsu, People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-519-86339908

China Architectural Engineering, Inc.
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On January 4, 2012, China CGame, Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) indicating that NASDAQ has determined to initiate procedures to delist the Company’s securities since the Company has not held its annual meeting within the time frame allowed under the Listing Rules 5620(a) and 5620(b).

The Company is going to request an appeal of this determination before Eastern Time January 10, 2012 pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision.

On the same day the Company received the letter from NASDAQ, Samuel H. Wong & Co., LLP resigned as the auditor of China CGame, Inc.

ITEM 7.01                      Regulation FD Disclosure.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

9.01 (d) Exhibits

Exhibit Number	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2012	China CGame, Inc.

By: /s/Zhixin (Steven) Xing
Name: Zhixin (Steven) Xing
Title: Chief Executive Officer